EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form S-1 of our report dated February 25, 2019 (April 29, 2019 as to Note 5) relating to the consolidated financial statements of Athena SpinCo Inc., appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the heading “Experts” in such Prospectus.

/s/ Deloitte Certified Public Accountants S.A.

Athens, Greece

April 29, 2019